Exhibit 10.14
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September 2, 2004

Zomex Distribution, Inc.
5205 Buchanan Road
Peachland, British Columbia
Canada V0H 1X1

Attention:     Board of Directors

               Re:    Continued Funding
                      -----------------

Gentlemen:

In my capacity as President of Zomex Distribution, Inc., a Nevada corporation (the "Company"), I hereby undertake to provide to the Company those funds which are necessary to enable the Company to conduct its business and pay its obligations during those times as such financing is appropriate.

Of course, in the event you have questions or comments regarding this matter, please do not hesitate to contact me. Thank you.

Sincerely,


/s/ Peter C. Buckley

Peter C. Buckley,
President